PricewaterhouseCoopers LLP
125 High Street
Boston, MA 02110-1707
Telephone (617) 530 5000
Facsimile (617) 530 5001



Report of Independent Registered Public Accounting Firm

To the Trustees of DWS Allocation Series and the Shareholders of DWS Conservative
Allocation Fund, DWS
Moderate Allocation Fund, DWS Growth Allocation
Fund and DWS Growth Plus Allocation Fund:

In planning and performing our audits of the financial statements of DWS Conservative Allocation Fund, DWS Moderate Allocation Fund, DWS Growth Allocation
 Fund and DWS Growth Plus Allocation Fund, respectively
(the four funds constituting DWS Allocation Series)
 (the "Funds"), as of and for the year ended August 31, 2007 in accordance with the standards of the Public
 Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls.
 A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Such internal control over financial reporting includes policies and procedures that provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control
 over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A control deficiency exists when the design or operation
 of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A significant deficiency is a control deficiency, or combination of control deficiencies, that adversely affects the Funds' ability to initiate, authorize, record, process or report external financial data reliably in accordance with generally accepted accounting principles such that there is more than a remote likelihood that a misstatement of the Funds' annual or interim financial statements that is more than inconsequential will not be prevented or detected. A material weakness is a control deficiency, or combination of control
deficiencies, that results in more than a remote likelihood
 that a material misstatement of the annual or interim financial statements will not be prevented or detected.

Our consideration of the Funds' internal control over
 financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting
that might be significant deficiencies or material
 weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
  However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2007.

This report is intended solely for the information
 and use of the Trustees, management, and the Securities and
Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.




October 16, 2007